UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Voya Financial, Inc.

(Name of Registrant as Specified In Its Charter)

TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Item 1 Explanatory Note: On October 26, 2026, TOMS Capital Investment Management LP, a Delaware limited partnership (“TCIM”), together with the other participants named herein (collectively the “Participants”), issued the following press statement (the “Communication”) regarding Voya Financial, Inc., a Delaware corporation (the “Company”).  TCIM or its fellow Participants may disseminate the Communication or portions thereof from time to time, including, without limitation, by posting such materials to its website at www.unlockvoya.com.

TCIM Provides Update on Voya's Effort to Prevent the Voices of Shareholders from Being Heard

As a Fellow Firm in the Financial Services Industry, TCIM Is Highly Disappointed by Voya's Dismissive Approach to Shareholder Rights and Believes the Company's Board and Management Should Hold Themselves to Higher Standard

*Through 220 Demand Process, TCIM Has Uncovered Evidence that Voya Lobbied SEC to Stop No Confidence Referendum – **An Effort that Ultimately Failed***

TCIM to Submit FOIA Request to Obtain Voya's Correspondence with the SEC

Urges Shareholders to Seize Opportunity to Make Their Voices Heard By Voting "FOR" the No Confidence Referendum

Shareholders With Questions About How to Vote Should Contact Okapi Partners at info@okapipartners.com

New York, NY (October 26, 2026) – TOMS Capital Investment Management ("TCIM"), which manages funds that together have an investment representing an approximately 4.65% economic interest in Voya Financial, Inc. (NYSE: VOYA) ("Voya" or the "Company"), has filed definitive proxy materials to provide shareholders the opportunity to consider and vote on a non-binding resolution. This non-binding resolution allows shareholders to convey unequivocally that they "no longer continue to have confidence in the board of directors (the "Board") and management of Voya Financial, Inc."

Today, TCIM issued the following statement to update shareholders on the Company's egregious efforts to silence dissent:

> "As a result of our formal demand to Voya for the inspection of books and records pursuant to Section 220 of the Delaware General Corporation Law, we have obtained an acknowledgement from the Company that it lobbied the Securities and Exchange Commission ("SEC") to stop our no confidence referendum and prevent shareholders' voices from being heard. Thankfully, Voya failed in this effort.
>
> As a fellow asset manager, we are extremely disappointed that Voya has decided to use its corporate and financial resources to attempt to trample upon investors' rights, including the ability for shareholders to meet with each other and communicate their opinions to management and the Board. We believe that Voya's use of such resources to undermine the shareholder franchise constitutes corporate waste and is inconsistent with the Board's fiduciary duties. **Voya was unsuccessful in all its efforts and shareholders' voices will be heard.**
>
> The fact that Voya administers the retirement savings for millions of Americans nationwide makes its abandonment of shareholders' interests in the face of a challenge all the more egregious.
>
> Voya is presently refusing to provide its correspondence with the SEC to us, other than under conditions that are unacceptable – including that we do not seek any further books and records. Voya is also refusing to produce Board minutes pertaining to the Company's actions aimed at preventing our shareholder referendum from occurring. All of this raises a simple question: what does Voya's Board and management have to hide?

As a result, we will be submitting a request to the SEC under the Freedom of Information Act ("FOIA") to obtain the correspondence wherein Voya sought to interfere with its own shareholders' efforts to communicate with each other.

We look forward to continuing to engage with shareholders ahead of our no confidence referendum. Shareholders are also advised that we will be releasing a presentation this week detailing the case for supporting our referendum."

***

TCIM recommends that you vote "FOR" the no confidence referendum. Additional information about TCIM's campaign, including how shareholders can make their voices heard, is available at www.unlockvoya.com

Shareholders with questions about how to vote should contact Okapi Partners at info@okapipartners.com or call toll-free at (844) 343-2621

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains "forward-looking statements". Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may", "will", "could", "would", "should", "anticipate", "estimate", "expect", "predict", "seek", "project", "target", "future", "potential", "intend", "plan", "assume", "believe", "forecast", "look", "build", "focus", "create", "work", "continue", or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants' (as defined below) objectives, plans or goals are forward-looking. These forward-looking statements are based on the Participants' current beliefs, expectations and assumptions and involve significant known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of such risks or uncertainties materialize, or if the Participants' underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Forward-looking statements should not be regarded as a representation by any of the Participants that the future plans, estimates or expectations contemplated will ever be achieved, or otherwise. The Participants undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Participants in the Solicitation

The Participants have filed a definitive proxy statement (as may be amended or supplemented from time to time, the "Definitive Proxy Statement") and accompanying proxy card with the Securities and Exchange Commission (the "SEC") to be used to solicit the views of the stockholders of Voya Financial, Inc. ("Voya") on the no confidence referendum. The Participants have furnished the Definitive Proxy Statement and accompanying proxy card to some or all of the stockholders of Voya entitled to vote at the referendum meeting. The Definitive Proxy Statement contains important information about the no confidence referendum.

TOMS Capital Investment Management LP, TCIM Master Fund Ltd., TCIM Management GP LLC, Benjamin Pass, and Akash Bagaria (collectively, the "Participants") are participants in the solicitation of proxies from the stockholders of Voya in connection with the no confidence referendum. As of October 25, 2026, TCIM Master Fund Ltd. has beneficial ownership of or owns derivative securities with economic exposure to 1,708,081 shares of common stock of Voya, par value $0.01 per share. As of October 25, 2026, TOMS Capital Investment Management LP, as investment advisor, may be deemed to beneficially own shares or derivative securities with economic exposure to 4,228,000 shares of common stock of Voya, par value $0.01 per share, owned by the persons it advises. As of October 25, 2026, TCIM Management GP LLC, as the general partner of TOMS Capital Investment Management LP, may be deemed to beneficially own or have economic exposure to 4,228,000 shares of common stock of Voya, par value $0.01 per share, owned by directly or underlying derivative securities owned by the persons TOMS Capital Investment Management LP advises.

Disclaimer

Any information concerning Voya contained in this communication has been taken from, or based upon, publicly available information. Although the Participants do not have any information that would indicate that any information contained in this communication that has been taken from such documents is inaccurate or incomplete, the Participants do not take any responsibility for the accuracy or completeness of such information.

Important Information and Where to Find It

STOCKHOLDERS OF VOYA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NO CONFIDENCE REFERENDUM. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) AND OTHER DOCUMENTS FILED BY THE PARTICIPANTS WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV OR AT TOMS CAPITAL INVESTMENT MANAGEMENT LP'S WEBSITE FOR THE NO CONFIDENCE REFERENDUM AT WWW.UNLOCKVOYA.COM. FURTHER, STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) BY DIRECTING A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (844) 343-2621.

Media:
Longacre Square
tcim@Longacresquare.com

Investors:
Okapi Partners
(844) 343-2621
info@okapipartners.com